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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-48100) and Form S-8 (Nos. 333-34810, 333-39456, and 333-30024) of EarthLink, Inc. and its subsidiary of our report dated March 28, 2000 relating to the consolidated financial statements as of December 31, 1999 and each of the two years in the period ended December 31, 1999, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

Century City, California

August 1, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS